UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 29, 2007, SAVVIS Communications Corporation (“SAVVIS”), a wholly-owned subsidiary of SAVVIS, Inc. (“Registrant”), sold assets and assigned a lease for two data centers in Santa Clara, California to Microsoft Corporation (“Microsoft”) pursuant to an Asset Purchase Agreement dated as of June 29, 2007 (the “Purchase Agreement”). Under the terms of the Purchase Agreement, Microsoft paid SAVVIS $190 million in cash for the assets and forgave the repayment of approximately $10 million of advanced revenue paid by Microsoft to SAVVIS. In addition, the service contract between Microsoft and SAVVIS related to the data centers was terminated, and SAVVIS was released from all potential contractual claims and obligations under the service contract.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 2.1 to this report on Form 8-K and is incorporated herein by reference.

ITEM 1.02.   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 29, 2007, the Registrant prepaid its Series A Subordinated Notes (the “Notes”) in full for approximately $342.5 million. The Notes were originally issued in February 2004 and accrued interest at a rate of 15% per annum, payable semi-annually through the issuance of additional Notes. Pursuant to the terms of the Notes, the Registrant was entitled to prepay the Notes prior to January 30, 2008 for an amount equal to the outstanding principal amount, all accrued and unpaid interest on the Notes to the date of prepayment and a make-whole premium. Holders of the Notes agreed to a reduction in the make-whole premium of approximately $8.6 million in consideration for the prepayment.

ITEM 2.01.   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.01 by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(b)	Pro forma financial information.

SAVVIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements present the pro forma financial position and results of operations of SAVVIS, Inc. and Subsidiaries (the “Company”) based upon historical financial information after giving effect to the sale of assets, the assignment of a facility lease, and the assumption and forgiveness of certain liabilities related to two of the Company’s data centers to Microsoft Corporation (“Microsoft”), pursuant to the Purchase Agreement.

The unaudited pro forma condensed consolidated financial statements presented herein have been prepared in accordance with Article 11 of Regulation S-X and are based upon the Company’s audited consolidated financial statements for the year ended December 31, 2006, and the unaudited consolidated financial statements as of and for the three months ended March 31, 2007, and certain assumptions, as set forth in the related notes, that the Company believes are reasonable. The unaudited pro forma condensed consolidated balance sheet is presented as if the sale had been completed on March 31, 2007, and the unaudited pro forma condensed consolidated statements of operations are presented as if the sale had been completed on January 1, 2006. The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations or the financial position that would have been achieved had the sale been completed at the beginning of or as of the periods presented, nor are they indicative of the future results of operations or future financial position of the Company.

SAVVIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2007

(in thousands)

	SAVVIS Historical	Disposition and Pro Forma Adjustments		SAVVIS Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$221,574	$190,000	(b)	$411,574
Trade accounts receivable, net	43,033	(160)	(a)	44,541
		1,668	(c)
Prepaid expenses and other current assets	24,296	(2,415)	(a)	21,881

Total Current Assets	288,903	189,093		477,996

Property and equipment, net	336,744	(29,401)	(a)	307,343
Other non-current assets	14,522	(4,777)	(a)	9,745

Total Assets	$640,169	$154,915		$795,084

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Payables and other trade accruals	$48,516	$(234)	(a)	$48,282
Current portion of capital and financing method lease obligations	2,313	—		2,313
Other accrued liabilities	92,589	(8,705)	(a)	94,666
		10,782	(c)

Total Current Liabilities	143,418	1,843		145,261

Long-term debt	283,527	—		283,527
Capital and financing method lease obligations, net of current portion	143,112	—		143,112
Other accrued liabilities	83,669	(30,542)	(a)	53,127

Total Liabilities	653,726	(28,699)		625,027

Stockholders' Equity (Deficit):
Common stock	527	—		527
Additional paid-in capital	708,568	—		708,568
Accumulated deficit	(719,951)	183,614	(d)	(536,337)
Accumulated other comprehensive loss	(2,701)	—		(2,701)

Total Stockholders' Equity (Deficit)	(13,557)	183,614		170,057

Total Liabilities and Stockholders' Equity (Deficit)	$640,169	$154,915		$795,084

SAVVIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2007

(in thousands, except share data)

	SAVVIS Historical	Disposition and Pro Forma Adjustments		SAVVIS Pro Forma
Revenue	$205,248	$(8,125)	(e)	$197,123
Operating Expenses:
Cost of revenue	116,675	(3,604)	(e)	113,071
Sales, general, and administrative expenses	53,171	(503)	(e)	52,668
Depreciation, amortization, and accretion	21,645	(1,303)	(e)	20,342
Gain on sale of CDN assets	(125,198)	—		(125,198)

Total Operating Expenses	66,293	(5,410)		60,883

Income from Operations	138,955	(2,715)		136,240
Net interest expense and other	18,337	(149)	(e)	18,188

Net Income before Income Taxes	120,618	(2,566)		118,052
Income taxes	6,077	(128)	(e)	5,949

Net Income	$114,541	$(2,438)		$112,103

Net Income per Common Share
Basic	$2.20			$2.15

Diluted	$2.13			$2.09

Weighted-Average Common Shares Outstanding
Basic	52,023,994			52,023,994

Diluted	53,749,503			53,749,503

SAVVIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

(in thousands, except share data)

	SAVVIS Historical	Disposition and Pro Forma Adjustments		SAVVIS Pro Forma
Revenue	$763,971	$(32,924)	(e)	$731,047
Operating Expenses:
Cost of revenue	464,924	(17,344)	(e)	447,580
Sales, general, and administrative expenses	196,059	(1,782)	(e)	194,277
Depreciation, amortization, and accretion	77,538	(4,713)	(e)	72,825

Total Operating Expenses	738,521	(23,839)		714,682

Income from Operations	25,450	(9,085)		16,365
Net interest expense and other	67,503	(353)	(e)	67,150

Net Loss before Income Taxes	(42,053)	(8,732)		(50,785)
Income taxes	1,905	—		1,905

Net Loss	(43,958)	(8,732)		(52,690)
Accreted and deemed dividends on Series A Convertible Preferred stock	262,810	—		262,810

Net Loss Attributable to Common Stockholders	$(306,768)	$(8,732)		$(315,500)

Net Loss per Common Share
Basic and Diluted	$(9.54)			$(9.81)

Weighted-Average Common Shares Outstanding
Basic and Diluted	32,159,178			32,159,178

SAVVIS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

1.	Pro Forma Adjustments

(a)	To eliminate historical assets and liabilities associated with the assets sold.

(b)	To reflect the cash proceeds from the sale of $190.0 million.

(c)	To account for estimated working capital adjustments and accrued liabilities related to the sale including, among others, transaction costs, taxes, and severance.

(d)	To reflect the gain, net of estimated income taxes.

(e)	To eliminate the historical revenues and expenses related to the assets sold.

(d)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of June 29, 2007, between SAVVIS Communications Corporation and Microsoft Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: July 5, 2007	By:	/s/ Jeffrey H. Von Deylen
	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of June 29, 2007, between SAVVIS Communications Corporation and Microsoft Corporation.